Exhibit 11 under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K

INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees and Shareholders of Blanchard Funds

We consent to the use in Post-Effective Amendment No. 43 to Registration Statement (No. 33-3165) of Blanchard Funds (comprised of the following portfolios: Blanchard Global Growth Fund, Blanchard Flexible Income Fund, Blanchard Short-Term Flexible Income Fund, Blanchard Flexible Tax-Free Bond
Fund) of our report dated November 15, 1996, incorporated by reference in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.


/s/ Deliotte & Touche LLP
Deliotte & Touche LLP

Pittsburgh, Pennsylvania
August 25, 1997